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                                  EXHIBIT 23.1



                         INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in this Registration Statement of McClatchy Newspapers, Inc. on Form S-8 of the report of Deloitte & Touche dated February 1, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in methods of accounting for income taxes and post-retirement health care and life insurance benefits), appearing in the Annual Report on Form 10-K of McClatchy Newspapers, Inc. for the year ended December 31, 1993.



/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Sacramento, California
November 30, 1994